Exhibit 10.10.2

Dated 21/12/16

TARGO Commercial Finance AG

Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany

and

Constellium Valais S.A., Sierre

3960 Sierre

AMENDEMENT AGREEMENT

to a Factoring Agreement (dated 16 December 2010)

This Amendment Agreement (the “Agreement”) is dated      November 2016, and entered into between

(1)	TARGO Commercial Finance AG (previously GE Capital Bank AG), Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany, (hereafter referred to as “TARGOCF”); and

(2)	Constellium Vaiais S.A., Sierre, a société anonyme incorporated under the laws of Switzerland with registered address at 3960 Sierre, registered under number CH-626.3.000.048-9. (hereafter referred to as the “Originator”).

TARGOCF and the Originator are hereafter referred to as the “Parties”.

WHEREAS:

(1)	TARGOCF as purchaser and the Originator as seller entered into a factoring agreement on 16 December 2010 (as amended and/or restated from time to time), pursuant to which the Originator sells certain receivables to TARGOCF (the “Factoring Agreement”).

(2)	TARGOCF has also entered into a factoring agreement with Constellium Singen GmbH, a limited liability company, with registered office at Alusingen-Platz 1, 78224 Singen, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg under register number HRB 540034, on 16 December 2010 (amended and restated on 26 March 2014) and has also entered into a factoring agreement with Constellium Extrusions Deutschland GmbH, a limited liability company, with registered office at Bildstraße 4, 74564 Crailsheim, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Ulm under register number HRB 670619 on 16 December 2010, and has also entered into a factoring agreement with Constellium Extrusions Decin s.r.o., a company incorporated and existing under the laws of the Czech Republic, with its registered office at Ústecká 751/37, Děčin V-Rozbělesy, 405 02 Děčin, Czech Republic, identification number 183 80 654, registered in the Commercial Register maintained by the Regional Court in Ústi nad Labem under file number C 301, on 26 June 2015, and has also entered into a factoring agreement on 27 May 2016 with Constellium Rolled Products Singen GmbH & Co. KG, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br., with registration number HRA 704399, having its registered seat at Alusingen-Platz 1, 78224 Singen, Germany.

TARGOCF and the Originator have agreed to enter into this Agreement in order to amend the Factoring Agreement in accordance with this Agreement.

1.	Definitions

Terms in italics have the meaning ascribed to them in the Factoring Agreement, unless otherwise defined herein.

2.	Amendments to the Factoring Agreement

a) Schedule 1 (Terms and Conditions) clause 3. a), b) and d) shall be amended and read as follows:

3.	Interest; Fees; Commission:

a) Interest Rate (see Clause 4.1): 3 months EURIBOR + 1.20 % p.a., paid monthly and calculated on the last Business Day of each month for the following month.

If the 3 months EURIBOR is 0% or below 0%, the Interest Rate is 1.20 % p.a.

Interest is stated exclusive of applicable VAT.

b) Unused Facility Fee: 0.5% p.a. of the amount of the available but unused amount of the Settlement Account.

d) Factoring Commission and Administration Fee (see Clauses 4.1 and 8.3): 0.095% calculated on the volume of the Receivables.

b) Schedule 1 (Terms and Conditions) clause 4. shall be amended in whole and read as follows:

4.	Maximum Commitment:

“TARGOCF will set a maximum limit for each of Constellium Singen GmbH, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A, Constellium Extrusions Děčin s.r.o., Constellium Rolled Products Singen GmbH & Co. KG, whereby the total aggregate Maximum Commitment under the respective factoring agreements between TARGOCF and Constellium Singen GmbH, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A., Constellium Extrusions Děčin s.r.o. and Constellium Rolled Products Singen GmbH & Co. KG amounts to 150.000.000.00 EUR (one hundred fifty million Euro). The respective Maximum Commitment can be changed upon request of the respective originator(s).”

c) Schedule 1 (Terms and Conditions) clause 6. shall be amended in whole and read as follows:

6. Termination Date: 29 October 2021

In all other respects the provisions of the Factoring Agreement shall remain unaffected.

3.	PARTIAL INVALIDITY; WAIVER

3.1	Invalidity

If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be deemed replaced by that provision which best meets the intent and the economic purpose of the void or unenforceable provision.

3.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Originator or TARGOCF, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

4.	Effective Date

This Agreement shall become effective immediately once it is executed by the Parties.

5.	APPLICABLE LAW; JURISDICTION

5.1	Applicable Law

This Agreement and all obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

5.2	German Courts

The courts of Mainz have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

SIGNATORIES

TARGO Commercial Finance AG

Signed by:

Title:

Constellium Valais S.A. Sierre

/s/ MARK KIRKLAND

Signed by:	MARK KIRKLAND

Title:	GROUP TREASURER & AUTHORISED SIGNATORY